UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 14, 2004

NICHOLAS INVESTMENT COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27557	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Drive, Suite 202, Temecula, CA 92590
(Address of principal executive offices)

Registrant's telephone number, including area code: (760) 390-6395

N/A (Former name or former address, if changed since last report)

 Item 1. Change in Control of Registrant

On June 14, 2004, the Company's Board of Directors approved an Agreement and Plan of Acquisition By and Between Nicholas Investment Company, Inc. and YaSheng Group, in which YaSheng agreed to purchase one hundred percent of the issued and outstanding stock of Nicholas in a stock-for-stock transaction. The basis for determining the exchange rate will be the comparative net asset values per share of the two companies as of June 30, 2004. As a result of the acquisition, Nicholas expects to become a wholly-owned subsidiary of YaSheng and YaSheng intends to elect to assume the reporting requirements of Nicholas under Rule 12-g. Also on June 14, 2004, the Company obtained approval of the acquisition by majority written consent of shareholders as prescribed by Nevada corporate law. The Company expects the Acquisition to close on or about July 15, 2004. The minority shareholders of Nicholas will be provided with a tender offer in accordance with Nevada law.

YaSheng Group, is a California company with its largest operations and holdings in China, and is the fifth  largest conglomerates in the Gansu province. It is a diverse hi-tech agricultural, mineral and manufacturing enterprise with 121 operating divisions. For the year ended December 31, 2003, YaSheng reported audited net income of $59.9 million on operating revenues of $605 million. Audited net assets as of December 31, 2003 were $977 million. YaSheng's stock currently trades on the over-the-counter stock market under the ticker symbol YHGG.

Additional information regarding YaSheng Group, together with financial statements, will be submitted in the Company's 8-K-12g to be filed following the close of the acquisition.

Item 2. Acquisition or Disposition of Assets

The Company has entered into an Agreement and Plan of Acquisition. Please see Item 1 above for details. There are no material relationships between and among YaSheng and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

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Item 7. Financial Statements and Exhibits

A) Financial Statements:

The Company will file audited financial statements of YaSheng Group, including pro-forma operating information reflecting the acquisition of Nicholas Investment Company, Inc. within sixty days of closing the acquisition.

B) Exhibits:

Exhibit No.	Description	Location
10.1	Agreement and Plan of Acquisition By and Between Nicholas Investment Company, Inc. and YaSheng Group	Attached hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NICHOLAS INVESTMENT COMPANY, INC.

DATE	SIGNATURE

June 18, 2004	/s/ Steven R. Peacock Steven R. Peacock, Chief Executive Officer

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EXHIBIT 10.1

AGREEMENT AND PLAN OF ACQUISITION
BY AND BETWEEN
NICHOLAS INVESTMENT COMPANY, INC.
AND
YASHENG GROUP

    THIS AGREEMENT AND PLAN OF ACQUISITION is made and entered into as of the 13th day of June, 2004 by and between Nicholas Investment Company, Inc. ("NIVM"), a corporation organized and existing under the laws of the State of Nevada, having an office at 43180 Business Park Dr., Temecula, California, and YaSheng Group ("YHGG"), a corporation organized and existing under the laws of the State of California, having an office at 1472 Oddstad Dr., Redwood City, California .

RECITALS

        A. The authorized capital stock of NIVM consists of five hundred million (500,000,000) shares of common stock, $0.001 par value, of which approximately 15 million (15,000,000) shares were issued and outstanding as of the date hereof, and fifty million (50,000,000) shares of preferred stock, $0.001 par value, of which twelve million (12,000,000) shares of Series C preferred stock were issued and outstanding as of the date hereof;

        B. The authorized capital stock of YHGG consists of 800,000,000 shares of common stock, no par value, of which 154,651,008 shares were issued and outstanding as of the date hereof;

        C. The respective Boards of Directors of NIVM and YHGG have deemed it advisable and to the advantage of the two corporations that YHGG acquire NIVM upon the terms and conditions herein provided;

        D. YHGG and NIVM intend that the acquisition contemplated hereby qualify as a tax free reorganization within the meaning of Sections 354 (a)(1) and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; and

        E. Pursuant to RCW 23B.11 the respective Boards of Directors of NIVM and YHGG have approved this Agreement and Plan of Acquisition and have directed that this Agreement and Plan of Acquisition be submitted to a vote of the shareholders, as may be required by the laws of the States of Nevada and California, of said corporations, respectively.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, NIVM and YHGG hereby agree to the Acquisition in accordance with the following plan:

AGREEMENT

        1. Acquisition. YHGG shall acquire one hundred percent 100% NIVM, and YHGG shall assume the reporting responsibilities of NIVM as allowed under Rule 12g-3 of the Securities Act of 1934. This Agreement and Plan of Acquisition shall become effective for purposes of all applicable law at the close of business on July 14, 2004 (the "Effective Time"). Immediately following the Effective Time, as soon as practical, NIVM shall cause to be filed a Form 8-K and a Form 12g-3.

        2. Directors and Governing Documents. The directors of YHGG shall remain the directors of YHGG upon the Effective Time. The Certificate of Incorporation of YHGG shall continue to be the Certificate of Incorporation of YHGG without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The Bylaws of YHGG, as in effect at the Effective Time, shall continue to be the Bylaws of YHGG without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

        3. Rights and Liabilities of NIVM. At and after the Effective Time, NIVM shall be a wholly-owned subsidiary of YHGG. None of the liabilities of NIVM or its subsidiaries shall be transferable to YHGG, nor shall YHGG be obligated for any NIVM contracts or obligations.

        4. Further Assurances. From time to time, as and when required by YHGG, there shall be executed and delivered on behalf of YHGG such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in YHGG the title to and possession of powers, franchises and authority of NIVM and otherwise to carry out the purposes of this Agreement and Plan of Acquisition, and the officers and directors of YHGG are fully authorized in the name and on behalf of NIVM or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        5. Stock of NIVM. Upon the Effective Time, by virtue of this Agreement and Plan of Acquisition, and without any action on the part of the holder thereof, (i) each share of the issued and outstanding Common Stock of NIVM held as of record by NIVM immediately prior thereto shall be changed and converted into shares of Common Stock of YHGG. The ratio for this exchange shall be based on the Net Asset Value Per Share of YHGG prior to the Effective Time, compared to the Net Asset Value Per Share of NIVM. For example, if the Net Asset Value Per Share of YHGG stock were $6.40, and the Net Asset Value Per Share of NIVM were $0.075, then the exchange rate would be 85:1 (one share of YHGG stock issued for every 83 shares of NIVM stock outstanding).

        6. Preferred Stock of NIVM. Prior to the Effective Time, NIVM shall cause that fifty-percent (50%) or six million (6,000,000) shares of the outstanding preferred Series C stock shall be converted into NIVM common stock on a one for one basis (1:1). The remaining issued and unconverted preferred Series C stock, totaling six million (6,000,000) shares, shall be converted into stock purchase rights in YHGG. Such stock purchase rights shall enable the holder to exchange the Series C into common stock of YHGG at a cost to the holder based on the following formula:

Market Bid Price less One Dollar ($1) Times Twenty Five Percent (25%)
Plus One Dollar ($1). (An example would be: $15 stock price minus $1 = $14 times $25% = $3.50 plus $1 = $4.50 cost of option)

Such stock purchase rights shall be exercisable at the option of the Holder, but only on the following conditions:

A. Three million options (3,000,000) are exercisable at the time that YHGG receives the first One Hundred Million Dollars ($100,000,000) in equity financing.

B. Three million options (3,000,000) are exercisable at the time that YHGG receives the second One Hundred Million Dollars ($100,000,000) in equity financing.

C. All options are exercisable 12 months from the closing date of the acquisition of NIVM by YHGG.

It is understood and agreed that a Stock Purchase Rights Agreement containing specific details of said rights and conditions must be prepared and approved by both parties prior to closing. For tax purposes, these stock purchase rights shall be treated as a continuation of the conversion rights of the Series C. As of the Effective Time, there will be no shares of Preferred Series C stock outstanding.

        7. Stock Certificates. At and after the Effective Time, each certificate representing shares of Common Stock of NIVM shall be exchanged for certificates representing a number of shares of Common Stock of YHGG according to the exchange rate in Item 5, above. Promptly upon such exchange, YHGG shall cause to be reissued each such certificate representing shares of Common Stock of NIVM to the benefit of YHGG. Until so reissued, each such certificate, upon and after the Effective Time, shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, to shareholders, to represent the number of shares of Common Stock of NIVM represented thereby.

        8. Book Entries. As of the Effective Time, entries shall be made upon the books of YHGG in respect of this Agreement and Plan of Acquisition in accordance with the following:

        NIVM shall be treated as a wholly-owned subsidiary of YHGG. None of the liabilities of NIVM or its subsidiaries shall be transferable to YHGG, nor shall YHGG be obligated for any NIVM contracts or obligations.

        9. Appointment of Agent. NIVM hereby consents to service of process in the State of California in any action or special proceeding for the enforcement of any liability or obligation of NIVM, and hereby irrevocably appoints Steven Peacock as NIVM's agent to accept service of process in any action or special proceeding for the enforcement of any such liability or obligation. The address to which a copy of such process shall be mailed by the Secretary of State of California is 43180 Business Park Dr., Temecula CA 92590.

        10. Amendment. At any time before or after approval and adoption by the shareholders of NIVM, as may be required by the laws of the State of Nevada, and prior to the Effective Time, this Agreement and Plan of Acquisition may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of NIVM and YHGG to be necessary, desirable or expedient; provided, however, that, after any required approval of the shareholders of NIVM, such amendment may not materially and adversely affect the rights and interests of the shareholders of NIVM.

        11. Counterparts. In order to facilitate the filing and recording of this Agreement and Plan of Acquisition, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

        12. Hold-harmless. The Parties to this Agreement agree to hold each other harmless against any damages that either Party may incur as a result of this Agreement or in the event that the Acquisition does not close on the Effective Time in accordance with Section 1. In the event of a disagreement between the Parties surrounding this Agreement, or in the event this Agreement does not close on the Effective Date, both Parties hereby waive their rights to sue the other Party or to seek any compensatory or punitive damages.

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        IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by the Board of Directors of NIVM and YHGG has caused this Agreement and Plan of Acquisition to be executed by its President as of the date first above written.

NICHOLAS INVESTMENT COMPANY, INC., a Nevada corporation

BY: /s/ STEVEN R. PEACOCK
STEVEN PEACOCK, PRESIDENT

YASHENG GROUP, a California Company

BY: /s/ MAY PING WU
MAY PING WU, PRESIDENT